Exhibit 10.2

WAIVER

November 19, 2009

Reference is hereby made to that certain Omnibus Agreement, dated as of August 10, 2007 (the “Omnibus Agreement”), by and among Quicksilver Resources Inc., a Delaware corporation (“Quicksilver”), Quicksilver Gas Services LP, a Delaware limited partnership (the “MLP”), and Quicksilver Gas Services GP LLC, a Delaware limited liability company and the general partner of the MLP (the “General Partner”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Omnibus Agreement.

Quicksilver, intending to be legally bound hereby, waives the obligation of the General Partner set forth in Section 2.3(a) of the Omnibus Agreement to cause, and notwithstanding the provisions of Section 2.3(a) of the Omnibus Agreement, the General Partner will not be deemed to have caused, a Partnership Group Member to elect to purchase the Hill County Dry System (one of the “Retained Assets” listed on Schedule A to the Omnibus Agreement).

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Name:	Philip Cook
Title:	Senior Vice President – Chief Financial Officer